As filed with the Securities and Exchange Commission on
                                              December 8, 1995
                                                Registration No. 33-63263


     ==========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                           ------------------------------


   POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------------
                           United States Filter Corporation
               (Exact name of registrant as specified in its charter)

             Delaware           3589          33-0266015
          (State or other    (Primary         (I.R.S. Employer
          jurisdiction of    Standard         Identification
          incorporation or   Industrial       No.)
          organization)      Classification
                             Code Number)

                         73-710 Fred Waring Drive, Suite 222
                            Palm Desert, California 92260
                                    (619) 340-0098
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------------

                                  Damian C. Georgino
                    Vice President, General Counsel and Secretary
                           United States Filter Corporation
                         73-710 Fred Waring Drive, Suite 222
                            Palm Desert, California 92260
                                    (619) 340-0098
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ------------------------------

                                       Copy to:

                                  Janice C. Hartman
                             Kirkpatrick & Lockhart LLP
                                1500 Oliver Building
                            Pittsburgh, Pennsylvania 15222
                                    (412) 355-6500

              Approximate  date  of commencement  of  proposed  sale  to public:
     From time to time after this registration statement becomes effective.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                           ------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                    SUBJECT TO COMPLETION, DATED DECEMBER 8, 1995



                                    371,229 Shares

                           United States Filter Corporation

                                     Common Stock
                              (par value $.01 per share)

                                ---------------------

       This prospectus provides for the offering of up to an aggregate of 371,229 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company"). The Shares were acquired by Anjou International Company (the "Selling Stockholder") on October 1, 1995 in consideration of its sale to the Company of all of the outstanding capital stock of Polymetrics, Inc. pursuant to the terms of a Stock Purchase Agreement dated August 30, 1995, as amended (the "Stock Purchase Agreement").

       The Shares may be offered or sold by or for the account of the Selling Stockholder from time to time or at one time, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholder and any brokers, dealers, underwriters or agents that participate  in  the  distribution  of  the  Shares  may  be deemed  to  be
     "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling Stockholder" and "Plan of Distribution".



   The Common Stock  is listed on the New  York Stock Exchange  (the "NYSE")
     and traded under the symbol "USF". The last reported sale price of the Common Stock on the NYSE on December 7, 1995 was $23-3/4 per share.
                                ---------------------

       See "Risk Factors" beginning on page 3 for certain considerations relevant to an investment in the Common Stock.

                                ---------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                                ---------------------
            The date of this Prospectus is December __, 1995.

                                AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

       The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission (File No. 1-10728) pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended March 31, 1995, as amended on Forms 10-K/A dated June 29, 1995, July 25, 1995, August 10, 1995 and November 14, 1995; the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995; the Company's Current Reports on Form 8-K dated
     April 3, 1995 (two such Current Reports), May 3, 1995, May 4, 1995 (as amended on Form 8-K/A dated October 6, 1995) June 12, 1995, June 27, 1995, July 13, 1995, August 11, 1995, August 30, 1995, September 7, 1995,
     September 18, 1995, October 2, 1995, October 5, 1995, November 1, 1995, November 2, 1995 and November 29, 1995; and description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

       All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the General Counsel of the Company at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260 (telephone
     (619) 340-0098).

                                     THE COMPANY

       The Company is a leading global provider of industrial and commercial water treatment systems and services, with an installed base of more than 90,000 systems in the United States, Europe, Latin America and the Far East. The Company offers a single-source solution to its industrial, commercial and municipal customers through what the Company believes to be the industry's broadest range of cost-effective water treatment systems, services and proven technologies. The Company capitalizes on its substantial installed base to sell additional systems and utilizes its global network of 124 sales and service facilities, including 12 manufacturing plants, to provide customers with ongoing service and maintenance. In addition, the Company is a leading international provider of service deionization ("SDI") and outsourced water services, including operation of water purification and wastewater treatment systems at customer sites.

       The Company's principal executive offices are located at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                     RISK FACTORS

       Prospective investors should carefully consider the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the Shares offered hereby.

     Acquisition Strategy

          In pursuit of its strategic objective of becoming the leading global single-source provider of water treatment systems and services the Company has, since 1991, acquired and successfully integrated more than 18 United States based and international businesses with strong market positions and substantial water treatment expertise. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable. The Company has no current plans regarding any material acquisitions.

     International Transactions

        The Company has made and expects it will continue to make acquisitions and to obtain contracts in Europe, Latin America, the Far East and other areas outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices and possible social, political and economic instability.

     Reliance on Key Personal

       The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, its Chairman, Chief Executive Officer and President. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.

     Profitability of Fixed Price Contracts

       A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

     Cyclicality of Capital Equipment Sales

       The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. The Company's revenues from capital equipment sales were approximately 60% of total revenues for the fiscal year ended March 31, 1995 and 48% for the three months ended June 30, 1995. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

     Potential Environmental Risks

       The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on the Company. In particular, the Company's activities as owner and operator of a hazardous waste treatment and recovery facility are subject to stringent laws and regulations and compliance reviews. Failure of this facility to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In addition, to some extent, the liabilities and risks imposed by such environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.

     Competition

       The water purification and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, service, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors that are larger and have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

     Technological and Regulatory Change

       The water purification and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's purification and treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

     Shares Eligible for Future Sale

          The market price of the Common Stock could be adversely affected by the availability for sale of shares held on November 15, 1995 by securities holders of the Company, including (i) up to 2,965,829 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity), (ii) 2,926,829 shares issuable upon conversion of convertible debentures of the Company at a conversion price of $20.50 per share of Common Stock and 5,090,909 shares issuable upon conversion of convertible notes of the Company at a conversion price of $27.50 per share of Common Stock that are currently registered for sale under the Securities Act pursuant to two shelf registration statements,
     (iii) 1,982,500 outstanding shares that are covered by three shelf registration statements filed under the Securities Act, (iv) 1,320,000 shares issuable upon conversion of shares of preferred stock of the Company, which are subject to an agreement pursuant to which the holder has certain rights to request the Company to register the sale of such holder's Common Stock under the Securities Act and, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Comapny ("Registration Rights"), and (v) 334,626 outstanding shares subject to Registration Rights. In addition, the Company has registered for sale under the Securities Act 2,000,000 shares which may be issuable by the Company from time to time in connection with acquisitions of business or assets from third parties.

                                   USE OF PROCEEDS

       The Selling Stockholder will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.

                                 SELLING STOCKHOLDER

        The 371,229 Shares which may be offered pursuant to this Prospectus will be offered by or for the account of the Selling Stockholder, which acquired the Shares on October 1, 1995 pursuant to the Stock Purchase Agreement. The Shares constitute all of the shares of Common
     Stock  beneficially  owned  by  the  Selling  Stockholder  and  represented approximately 1.4% of the shares of Common Stock outstanding on November 29, 1995. The Company has guaranteed, subject to certain conditions, that the aggregate net proceeds to the Selling Stockholder from sales of the Shares effected prior to May 12, 1996 (subject to early termination or extension in specified circumstances) will not be less than approximately $21.82 per Share.

                                 PLAN OF DISTRIBUTION


          Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, including Donaldson, Lufkin & Jenrette Securities Corporation, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Stockholder and/or the purchasers of Shares. The proceeds to the Selling Stockholder from any sale of Shares will be net of any such compensation, and of any expenses to be borne by the Selling Stockholder, subject to the guarantee arrangement described under "Selling Stockholder". If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder or otherwise. The Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities Act. The Company and the Selling Stockholder are obligated to indemnify each other against certain civil liabilities arising under the Securities Act.

       The Selling Stockholder and any brokers, dealers, underwriters or agents that participate with the Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       The Company has informed the Selling Stockholder that the provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to its sales of Shares and has furnished the Selling Stockholder with a copy of these rules. The Company also has advised the Selling Stockholder of the requirement for delivery of a prospectus in connection with any sale of the Shares.

        Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 or rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Selling

     Stockholder may transfer, devise or gift such Shares by other means not described herein.

       The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with states securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Stockholder.

                               VALIDITY OF COMMON STOCK

       The validity of the Shares will be passed upon for  the Company by Damian
     C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option
     Plan to  purchase an aggregate  of 10,000 shares  of  Common Stock.

                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1994 and 1995 and for each of the three years in the period ended March 31, 1995 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

          The statements of assets acquired and liabilities assumed of Arrowhead Industrial Water, Inc. as of December 31, 1994 and 1993 and the related statements of revenues and expenses for each of the two years then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

          The combined financial statements of Continental H2O Services, Inc. and Evansville Water Corporation d/b/a Interlake Water Systems as of December 31, 1994 and for the year then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements of Polymetrics, Inc. and subsidiaries as of December 31, 1994 and for the year then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.


          No   person   has  been   authorized   to  give   any
     information  or  to make  any  representations  other than those  contained in  this  Prospectus,  and, if  given  or
     made,  such information  or  representations must  not  be                       371,229 Shares
     relied  upon as having  been authorized.   This Prospectus
     does not constitute an  offer to sell or  the solicitation
     of  an  offer  to   buy  any  securities  other  than  the               UNITED STATES FILTER CORPORATION
     securities to which it relates or an  offer to sell or the solicitation of  an offer  to buy  such securities  in any
     circumstances  in  which  such  offer or  solicitation  is                         Common Stock
     unlawful.   Neither the  delivery of  this Prospectus  nor
     any sale made  hereunder shall,  under any  circumstances, create  any implication  that there has  been no change in the affairs of  the Company since the  date hereof or that the  information  contained herein  is  correct as  of any time subsequent to its date.





                           _____________



                         TABLE OF CONTENTS                                            ----------------

                                                           Page
                                                                                       PROSPECTUS
     Available Information . . . . . . . . . . . . . . . . .  2
     Incorporation of Certain Documents by Reference . . .    2                       ----------------
     The Company . . . . . . . . . . . . . . . . . . . . . .  3
     Risk Factors  . . . . . . . . . . . . . . . . . . . . .  3
     Use of Proceeds . . . . . . . . . . . . . . . . . . . .  5
     Selling Stockholder . . . . . . . . . . . . . . . . . .  5
     Plan of Distribution  . . . . . . . . . . . . . . . . .  5
     Validity of Common Stock  . . . . . . . . . . . . . . .  6
     Independent Certified Public Accountants  . . . . . . .  6




                                                                                     December __, 1995





     Item 16.  Exhibits and Financial Statement Schedules.

        (a) Exhibits.    The  following  exhibits are  filed  as  part  of  this
     registration statement:

       Exhibit
        Number                         Description

         [S]     [C]
        23.01    Consents of KPMG Peat Marwick LLP

        24.01    Powers of Attorney (previously filed)

        99.01 Letter Agreement dated November 2, 1995 between the Registrant and Anjou International Company

                                      SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on December 8, 1995.

                                        UNITED STATES FILTER CORPORATION


                                        By:   /s/ Richard J. Heckmann
                                              _________________________

                                              Richard J. Heckmann
                                              Chairman of the Board, President
                                                 and Chief Executive Officer


                Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                 Capacity             Date
                  _________                 ________             ____

                                     Chairman of the    December 8, 1995
          /s/Richard J. Heckmann     Board, President
          _________________________  and Chief Executive
          Richard J. Heckmann        Officer (Principal
                                     Executive Officer)
                                     and a Director


          /s/Kevin L. Spence         Vice President     December 8, 1995
          _________________________  and Chief Financial
          Kevin L. Spence            Officer (Principal
                                     Financial and
                                     Accounting Officer)


                   *                 Executive Vice     December 8, 1995
          _________________________  President and a
          Michael J. Reardon         Director

                                     Senior Vice        December 8, 1995
                   *                 President and a
          _________________________  Director
          Tim L. Traff


                   *                 Director           December 8, 1995
          _________________________
          James E. Clark



                   *                 Director           December 8, 1995
          _________________________
          John L. Diederich


                   *                 Director           December 8, 1995
          _________________________
          Arthur B. Laffer


                   *                 Director           December 8, 1995
          _________________________
          Alfred E. Osborne


                   *                 Director           December 8, 1995
          _________________________
          C. Howard Wilkins, Jr.


     *By: /s/ Damian C. Georgino                        December 8, 1995
          _________________________
          Damian C. Georgino
	  Attorney-In-Fact

                                                                EXHIBIT INDEX



                                                                                       Sequential
       Exhibit                                                                            Page
       Number                               Description                                  Number

       23.01         Consents of KPMG Peat Marwick LLP

       24.01         Powers of Attorney (previously filed)

       99.01         Letter Agreement dated November 2, 1995 between the
                     Registrant and Anjou International Company

/TABLE